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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                        S-E EDUCATIONAL HOLDINGS CORP.

     1.   The name of the corporation is:

          S-E Educational Holdings Corp.

     2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock, and the par value of each share shall be one cent ($.01).

     5.   The name and mailing address of the incorporator is:

          Victoria C. Phelps
          Latham & Watkins
          633 West Fifth Street
          Suite 4000
          Los Angeles, California 90071

     6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

     7. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     8. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of November, 2000.

                                        /s/ Victoria C. Phelps
                                        --------------------------------
                                        Victoria C. Phelps, Incorporator
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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        S-E EDUCATIONAL HOLDINGS CORP.

    S-E EDUCATIONAL HOLDINGS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: That, by written consent of the Board of Directors of said corporation as of January 3, 2001, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

          WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its stockholders that the Corporation's Certificate of Incorporation be amended to change the name of the Corporation to LearningStar Corp.;

          NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Corporation's Certificate of Incorporation be amended to read as follows:

          "1.  The name of the corporation is LearningStar Corp."

          RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendment to the stockholders of the Corporation for consideration thereof; and

          RESOLVED FURTHER, that, following approval of the foregoing amendment by the stockholders of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation's Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

     SECOND: That, thereafter, by written consent of the holders of all of the issued and outstanding shares of capital stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, S-E EDUCATIONAL HOLDINGS CORP. has caused this certificate to be signed by Ronald Elliott, its President, this 3rd day of January, 2001.

                                    S-E EDUCATIONAL HOLDINGS CORP.



                                    By: /s/ Ronald Elliott
                                      ----------------------------
                                    Name:  Ronald Elliott
                                    Title: President